UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2006

LEGACY COMMUNICATIONS CORPORATION (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)

333-125907 (Commission File Number)	87-0579824 (IRS Employer Identification No.)

210 North 1000 East St. George, UT (Address of Principal Executive Offices)	84770 (Zip Code)

(435) 628-1000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 - Other Events

Item 8.01.  Other Events.

On April 11, 2006, AM Radio 1490, Inc, a wholly-owned subsidiary of Legacy Communications Corporation, completed the purchase of the assets of KYFO (AM) from the Bible Broadcasting Network pursuant to the Asset Purchase Agreement dated June 15, 2004 for a cash purchase price of $540,000. KYFO (AM), 1490kHz licensed to Ogden, Utah in the Salt Lake/Ogden market operates at 1kw station 24 hours per day, seven days each week. The call letters KYFO will change to KOGN on May 1, 2006 as the station returns to a full-time commercial status under the Adult Standards format of Westwood One and a CNN Radio News affiliation.

On April 12, 2006, AM Radio 1370, Inc., a wholly-owned subsidiary of Legacy Communications Corporation, completed the sale of the assets of KUPA (AM) to Broadcast Corporation of America pursuant to the Asset Purchase Agreement dated June 30, 2005 for a cash purchase price of $650,000.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release announcing acquisition of KYFO (AM)

99.2	Press release announcing sale of KUPA (AM)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY COMMUNICATIONS CORPORATION (Registrant)

Date: April 14, 2006	By:	/s/ E. Morgan Skinner, Jr.
Name: E. Morgan Skinner, Jr.
Title: President and CEO